Exhibit 10.12

Conversion Agreement

Party A: Heilongjiang TYALS Co., Ltd

Party B: Daqing Industrial and Commercial Investment Co., Ltd

Whereas Party A is making preparations for being listed in the New Third Board market and Party A and Party B agree to convert the creditor’s rights owned by Party B against Party A for equities based on consultations and consensus, and the two parties agree as follows with a view to reducing Party A’s debt burden and safeguarding the legal rights and interests of the two parties.

Article 1      Confirmation of creditor’s rights

The two parties confirm that the creditor’s rights of Party B against Party A as of May 20, 2009 is RMB 750,000 (Seven hundred and fifty thousand Yuan only) under the Agreement on the Investment into Heilongjiang TYALS Co., Ltd. dated March 30, 2006.

Article 2     Confirmation of the total amount to be converted to equities

The total amount of the creditor’s rights, RMB 750,000, shall be completely converted to equities. As soon as the Agreement herein takes effect, the rights and obligations of the two parties under the original contract terminates and all Party B’s creditor’s rights, RMB 750,000 in total, will be used to subscribe the shares issued by Party A.

Article 3     Determination of price and means of buying shares

The price for Party B to buy shares shall be based on the first quotation of Party A after being listed on the New Third Board market. For example, if the first quotation is RMB 2, the total equity of Party A shall be divided into 375,000 shares.

The shares shall be issued to specific subscribers, i.e., Party B. The filing formalities for the additional issuance of shares shall be launched thirty (30) days after being listed and the related files shall be submitted to Securities Association of China for filing within sixty (60) days after being listed. Party B shall provide cooperation in preparing the files.

Article 4     Equity rights

Party B shall have the rights and perform the obligations provided for by the Company Law and specified in the Articles of Association after being a shareholder of the Party A. The shareholder’s rights enjoyed by Party B include but without limitation to obtain dividends and exercise voting rights based on the principle that each share in the same class must have the same rights and receive the same interests.

Party B may also transfer its shares in accordance with the rules of China Securities Regulatory Commission, Securities Association of China, Shenzhen Stock Exchange, China's securities registration and settlement Co., Ltd Shenzhen Branch.

Article 5     Liability for breach

In the event that any of the two parties fails to perform or inadequately performs the obligations under the Agreement, the breaching party shall take the corresponding liabilities in accordance with the stipulations of the Agreement and the Contract Law of the People’s Republic of China.

Article 6     Dispute resolution and applicable law

1.	The formulation, performance and interpretation and dispute resolution of the Agreement shall be governed by the laws of the People’s Republic of China.
2.	In case of any dispute in connection with the Agreement or the performance of the Agreement, the two parties herein shall first settle the dispute based on consultations. Should the consultation fail, any of the two parties may file an action before the people’s court with jurisdiction. Nevertheless, the two parties shall continue to perform the other undisputed provisions of the Agreement.

Article 7     Other provisions

1.	The failure of any party hereto to exercise its rights under the Agreement shall not operate as a waiver thereof and shall not preclude the further exercise of any other rights.
2.	Where any provision of the Agreement is, in whole or in part, invalid or unenforceable, whatever the reason is, or is against any applicable laws, such provision shall be deemed as being deleted; provided, however, that the reminder of the agreement shall still be binding if they are without prejudice to the purpose of the Agreement.

Article 8     Matters not specified

The contents herein to be adjusted or other matters not specified herein shall be determined by the two parties based on consultations.

Article 9     Effectiveness of the contract

The Agreement shall be executed in quadruplicate. Party A and Party B shall hold two copies respectively. And the Agreement shall take effect after it is duly executed by the representatives of the two parties with their common seals affixed hereto.

(Remainder of Page Intentionally Left Blank)

Party A: Heilongjiang TYALS Co., Ltd

(Seal)

Legal Representative:

Date: May 20, 2009

Party B: Daqing Industrial and Commercial Investment Co., Ltd

(Seal)

Legal Representative:

Date: May 20, 2009

Supplementary Agreement on Conversion Agreement

Party A: Heilongjiang TYALS Co., Ltd

Party B: Daqing Industrial and Commercial Investment Co., Ltd

In accordance with the Conversion Agreement signed by the two parties on May 20, 2009, Party A and Party B confirmed that the creditor’s rights of Party B against Party A as of May 20, 2009 is RMB 750,000 (Seven hundred and fifty thousand Yuan only), whereby Party B will buy Party A’s shares issued on the New Third Board market. On March 8, 2010, seven ministries and commissions jointly issued Interim Measures for the Administration of Financing Guarantee Companies and thus Party B is no longer to be qualified to buy the shares issued by Party A on the New Third Board market. Based on the consultation of the two parties, Party B will not buy Party A’s equities and continue to enjoy the creditor’s rights with the amount of RMB 750,000 against Party A. The two parties hereby make a new agreement as follows:

1.	The term of the loan is from April 1, 2009 to March 31, 2012.
2.	Collection of management fee. No interest cost will be collected for the first two years and 5% management cost will be collected for the last year. Party A shall pay RMB 37,500 to Party B as management cost within three (3) days after executing the Agreement. In case of default by Party A, Party B is entitled to require Party A to immediately liquidate all of the creditor’s rights of Party B.
3.	The Supplementary Agreement shall take effect after it is executed and sealed by the two parties.
4.	The Agreement shall be executed in duplicate. Party A and Party B shall hold one copy respectively, which shall have the same legal effect.

Party A:	Party B:
Heilongjiang TYALS Co., Ltd	Daqing Industrial and Commercial Investment Co., Ltd
(Seal)	(Seal)
Legal Representative:	Legal Representative:

Date: July 14, 2011